UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 11, 2007

Merck & Co., Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-3305	22-1109110
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Merck Drive, P.O. Box 100, Whitehouse Station, New Jersey		08889
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	908-423-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 11, 2007, the Compensation and Benefits Committee (the "Committee") of the Board of Directors of Merck & Co., Inc. ("Merck" or the "Company") granted Mr. Peter N. Kellogg, Executive Vice President & Chief Financial Officer, an extension until October 31, 2008, to use the benefits under the Company’s Relocation Policy (the "Policy"). Merck hired Mr. Kellogg on August 14, 2007, and relocation benefits include payment of certain costs associated with selling his current home, finding and purchasing a new home, and moving household goods plus applicable tax gross-up. Under the Policy, participants have one year following their date of hire to use the benefits. The Committee’s actions reflect the parties’ earlier intentions to revisit the relocation benefits, if necessary, as Mr. Kellogg gained a better understanding of the local markets.

Under the Policy, Mr. Kellogg is also eligible for temporary living arrangements for a period of two months. That benefit also was extended through October 31, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merck & Co., Inc.

September 17, 2007	By:	/s/ Debra A. Bollwage

Name: Debra A. Bollwage
Title: Senior Assistant Secretary